UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 27, 2002


                        ADVANCED MARKETING SERVICES, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
          -------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

            0-16002                                    95-3768341
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   (Commission File Number)                  (IRS Employer Identification No.)


                 5880 OBERLIN DRIVE, SAN DIEGO, CALIFORNIA 92121
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (858) 457-2500


                                       NA
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          (Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On March 27, 2002, Advanced Marketing Services, Inc. ("AMS") determined to dismiss its independent auditors, Arthur Andersen LLP. This determination followed AMS's decision to seek proposals from independent accountants to audit the financial statements of AMS for the fiscal year ended March 31, 2002. The dismissal of Arthur Andersen LLP was approved by AMS's Audit Committee and ratified by its Board of Directors.

     The audit reports of Arthur Andersen LLP on the consolidated financial statements of AMS as of and for the fiscal years ended March 31, 2000 and March 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years of AMS ended March 31, 2001 and through the date hereof, there were no disagreements between AMS and Arthur Andersen LLP on any matter or accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of AMS ended March 31, 2001 or through the date hereof.

     AMS has provided Arthur Andersen LLP with a copy of this disclosure and requested that Arthur Andersen LLP furnish a letter addressed to the SEC stating whether it agrees with the above statements made by AMS in response to Item 304(a) of Regulation S-K. AMS has requested that Arthur Andersen LLP send such letter as promptly as possible so that AMS may file the letter with the SEC within 10 business days after the filing of this Form 8-K.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ADVANCED MARKETING SERVICES, INC.
                                        (Registrant)


      April 3, 2002                     By:      /S/ EDWARD J. LEONARD
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          Date                                   Edward J. Leonard,
                                                 Executive Vice President